UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Investview, Inc.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

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INVESTVIEW, INC.

234 Industrial Way West, Suite A202

Eatontown, NJ 07724

(732) 889-4300

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on June 18, 2021. The purpose of the Information Statement is to notify our stockholders that, on April 28, 2021, the Board of Directors of Investview Inc. (“the Corporation” or “Investview”) executed a unanimous written consent to recommend that the Corporation’s stockholders act to authorize the Board to effect a reverse split of the Corporation’s common stock of up to twenty to one (20:1) at any time within one year of the date of the authorization, at the Board’s discretion, in connection with any future effort to have the Corporation’s common stock listed on a national securities exchange. The Information Statement further notifies our stockholders that, on April 28, 2021, the holders of our outstanding capital stock holding a majority of the voting power of the Corporation adopted a written consent authorizing our Board of Directors to reverse-split our outstanding common stock up to 20:1 at any time before April 28, 2022, if the Board deems it advisable to do so in connection with an effort to have the Corporation’s common stock listed on a national securities exchange (i.e., the NYSE or Nasdaq).

The Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of Part 240, General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are not soliciting your proxy in connection with this action. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of Board of Directors of
Investview, Inc.

	By:	/s/ Joseph Cammarata
234 Industrial Way West, Suite A202 Eatontown, NJ 07724 June 18, 2021		Joseph Cammarata Chief Executive Officer and Chairman

INVESTVIEW INC.

234 Industrial Way West, Suite A202

Eatontown, NJ 07724

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

INTRODUCTION

This Information Statement is being furnished to the stockholders of Investview, Inc., a Nevada corporation, to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of our voting stock. The consent that the Corporation has received constitutes the only stockholder approval required by Nevada Revised Statutes § 78.320.

This Information Statement will first be mailed to stockholders on or about June 18, 2021 and is being furnished for informational purposes only.

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting and without prior notice if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.

Our Board of Directors has determined that the close of business on June 15, 2021 was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the Board amend our articles of incorporation to combine up to 20 issued and outstanding shares of our common stock, par value $0.001, into one share of validly issued, fully paid, and nonassessable common stock, par value $0.001, at any time prior to April 28, 2022 (the “Reverse Split”).

On April 28, 2021, stockholders owning of record 1,580,313,597 shares of Corporation’s stock, representing approximately 52.90% of our outstanding shares of voting stock as of that date, adopted and delivered to us a written consent authorizing and approving the Reverse Split. No stockholder meeting was required, and no further vote or action of our stockholders is required to approve this action.

On April 28, 2021, our Board authorized management to deliver this Information Statement. You are being provided with notice of the approval of the corporate action by less than unanimous written consent of our stockholders. However, under Rule 14c-2 of the Exchange Act, the corporate action will not be effective until 20 days after this Information Statement has first been sent to stockholders.

Our executive offices are located at 234 Industrial Way West, Suite A202 Eatontown, NJ 07724 and our telephone number is (732) 889-4300.

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DISSENTERS’ RIGHT OF APPRAISAL

Stockholders do not have any dissenter or appraisal rights in connection with these actions.

AUTHORIZED CAPITAL, VOTING SHARES, AND PRINCIPAL HOLDERS

Authorized Capital

As of April 28, 2021, and pursuant to our certificate of incorporation (as amended to date), we had authorized capital consisting of 10,000,000,000 shares of common stock, par value $0.001, of which 2,987,481,329 were issued and outstanding, and 50,000,000 shares of preferred stock, 153,317 of which were issued and outstanding. Holders of our common stock have no preemptive rights to acquire or subscribe to any additional shares of common stock.

Voting Shares

As of April 28, 2021, our issued and outstanding voting securities consisted of 2,987,481,329 common stock issued and outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders of common stock for their approval. However, because the holders of a majority of the outstanding capital stock having a majority of the voting power consented to the corporate action on April 28, 2021 in lieu of a special meeting, in accordance with Nevada Revised Statutes § 78.320, no other stockholder vote will be solicited in connection with this Information Statement.

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Principal Stockholders

The following table sets forth certain information, as of April 28, 2021, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of our named executive officers and directors; and (iii) our directors and named executive officers as a group, based on 2,987,481,329 shares of common stock outstanding. Except as otherwise indicated, each stockholder listed below has sole voting and investment power over the shares beneficially owned:

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)

Principal Stockholders:
Ryan Smith(3)	214,937,355	7.19%
Chad Miller(3)	214,937,355	7.19%
DBR Capital, LLC(8)	575,428,571	16.15%
Joseph Hagan(7)	203,981,945	6.83%
Brian McMullen(9)	290,000,000	9.71%
Directors and Officers:
Joseph Cammarata, CEO and Director(10)	147,500,000	4.81%
Annette Raynor, COO and Director(4)(5)	225,728,471	7.56%
Mario Romano, Treasurer and Director(4)(6)	225,728,471	7.56%
David Rothrock, Director (8)	625,428,571	17.55%
James Bell, Director	45,000,000	1.51%
Jayme McWidener, CFO	20,000,000	*

All Officers and Directors as a group (6 persons) (4)(5)(6)(8)(9)	1,289,385,513	35.42%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o InvestView Inc., 234 Industrial Way West, Ste., A202, Eatontown, NJ 07724
(2)	Applicable percentage ownership is based on 2,987,481,329 shares of common stock outstanding as of April 28, 2021, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.
(3)	Our co-founders Ryan Smith and Chad Miller each own 50% of CR Capital Holdings LLC and, as a result, have voting and dispositive control of 29,937,355 each of its 59,874,710 shares in addition to the 185,000,000 each of them holds individually.
(4)	Wealth Engineering LLC, 745 Hope Road, Eatontown, NJ 07724, owns 211,456,942 shares of our common stock. Our officers Mario Romano and Annette Raynor are two of its members. In addition, Mr. Romano is the CEO and Ms. Raynor serves as the COO of Wealth Engineering LLC. Combined Mr. Romano and Ms. Raynor have voting and shared dispositive control of these shares.
(5)	In addition to the 105,728,471 shares owned by Wealth Engineering LLC and attributed to her, Ms. Raynor owns 120,000,000 shares personally.
(6)	In addition to the 105,728,471 shares owned by Wealth Engineering LLC and attributed to him, Mr. Romano owns 120,000,000 shares personally.
(7)	Joseph Hagan is the beneficial owner of a total of 203,981,945 shares, which are held in the names of two entities he controls and in his individual name.
(8)	David Rothrock beneficially owns 575,428,571 shares issuable upon conversion of three Convertible Notes in an aggregate principal amount of $3,300,000 issued to DBR Capital, LLC, as well as 104,000,000 Default Shares issuable upon our default under one or more of the Notes. Mr. Rothrock is the sole managing member of DBR Capital.

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(9)	Brian McMullen beneficially owns 290,000,000 shares, which are held in his own name and in the name of an entity he owns.
(10)

Joseph Cammarata beneficially owns 70,000,000 shares, which are held in his own name and in the name of an entity he owns, plus 77,500,000 shares issuable upon conversion of a Convertible Note in an aggregate principal amount of $1,550,000.

No director, executive officer, affiliate, or any owner of record or beneficial owner of more than 5% of any class of our voting securities is a party adverse to us or has a material interest adverse to us.

ABOUT THE INFORMATION STATEMENT

Who is entitled to notice?

Every holder of each outstanding share of common stock as of record on the Record Date is entitled to notice of each matter to be voted upon pursuant to consents or authorizations.

What constitutes the voting shares of our Corporation?

As of April 28, 2021, 2,987,481,329 shares of common stock were issued and outstanding. Each share of common stock outstanding entitles its holder to one vote on each matter submitted to the stockholders.

What vote is required to approve the action?

The affirmative vote of a majority of the outstanding shares of our common stock was required for approval of the Reverse Split.

What corporate matters did the stockholders vote on and how did they vote?

Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the reverse split is required. On April 28, 2021, our stockholders holding 1,580,313,597 shares, or 52.90%, of our common stock, acted by written consent to approve authorizing the Board of Directors to effect the Reverse Split.

What is the reason for the Reverse Split?

The written consent of the stockholders authorizes the Board to effect a reverse split of the Corporation’s common stock of up to twenty to one (20:1) at any time before April 28, 2022, if the Board deems it advisable to do so in connection with an effort to have the Corporation’s common stock listed on a national securities exchange (i.e., the NYSE or Nasdaq).

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CORPORATE ACTION

The Reverse Split

The written consent of the stockholders authorizes our Board of Directors to effect a reverse split of the Corporation’s common stock of up to twenty to one (20:1) at any time before April 28, 2022, if the Board deems it advisable to do so in connection with an effort to have the Corporation’s common stock listed on a national securities exchange (i.e., the NYSE or Nasdaq). The authorization will become effective 20 days after the mailing of this Information Statement.

Potential Anti-takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of us with another entity), the resulting increase in our available shares of common stock is not part of such a plan. Nevertheless, management could use the additional shares that will be available following the reverse split to resist or frustrate a third-party transaction to acquire control of us. Although our board of directors has no present intention of doing so, our authorized but unissued common stock could be issued in one or more transactions that would make a takeover of us more difficult or costly and, therefore, less likely.

After the corporate action is effective, generally, no stockholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock unless required by any law, rules, or regulations to which we are subject.

Depending upon the consideration per share received by us for any subsequent issuance of common stock, such issuance could have a dilutive effect on those stockholders who paid a higher consideration per share for their stock. Also, future issuances of common stock will increase the number of outstanding shares, thereby decreasing the percentage ownership (for voting, distributions, and all other purposes) represented by existing shares of common stock. Holders of common stock do not have any preemptive rights to acquire any additional securities issued by us.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has served as our officer or director since the beginning of our last fiscal year or any associates of such person have any substantial interest, direct or indirect, in the corporate action, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the subsection entitled “Principal Stockholders.”

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address. To request a separate copy, please contact our corporate secretary at 234 Industrial Way West, Suite A202, Eatontown, NJ 07724.

By Order of Board of Directors of
Investview Inc.

	By:	/s/ Joseph Cammarata
234 Industrial Way West, Suite A202 Eatontown, NJ 07724		Joseph Cammarata Chief Executive Officer and Chairman
June 18, 2021

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